SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2010

BLOGGERWAVE INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-53631	26-3126279
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
800 West El Camino Real Suite 180 Mountain View, CA 94040
(Address of principal executive offices)
Office: 650.943.2490 Facsimile: 650.962.1188
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

Phone: 619.399.3090

Fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.	NONRELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On October 26, 2010, the chief executive officer and chief financial officer of Bloggerwave, Inc. (the "Registrant" or the "Company"), under authority granted to them by, and with the approval of, the Board of Directors, concluded that our previously reported financial statements included in our annual report, transition report and quarterly reports for the periods listed below should no longer be relied upon:

Our annual report for the year ended September 30, 2009 filed on Form 10-K with the Securities & Exchange Commission (“SEC”) on January 14, 2010;

Our annual report for the year ended December 31, 2009 filed as a transition report on Form 10-K with the SEC on April 1, 2010;

Our quarterly report for the period ended March 31, 2010 filed on Form 10-Q with the SEC on May 24, 2010; and
Our quarterly report for the period ended June 30, 2010 filed on Form 10-Q with the SEC on August 16, 2010.

We received a comment letter (the “Comment Letter”) from the SEC's Division of Corporation Finance (the “Staff”) dated September 27, 2010, relating to a review of our Form 10-K filed on April 1, 2010, with such Comment Letter also including comments on our Form 10-Qs referenced above for the periods ended March 31, 2010 and June 30, 2010.  In the course of responding to the Staff’s comments on the aforementioned filings, we reviewed the accounting treatment for various transactions.  As a result of this review, on October 26, 2010, after discussion with our Board of Directors, we concluded that we should restate our financial statements for the periods set forth above.  The effects of the restatements are as follows:

September 30, 2009/December 31, 2009:

The transaction completed by the Company and BloggerWave ApS on September 9, 2009, was between a non-operating entity (the Company) and an operating entity (BloggerWave ApS).  The Company reported two isolated and non-recurring revenue transactions in the first and second fiscal quarters of 2009, which amounted to total revenues of $15,711, and gross profit of $6,504.  Because of the isolated nature of these transactions, the management of the Company was of the opinion that it had not commenced operations, and therefore, had not emerged from the development stage.  This position was further evidenced by the fact that there were no revenues reported in the third fiscal quarter ended June 30, 2009.  As such, at the time of closing of the merger transaction, for financial reporting purposes, the transaction was considered a reverse merger because the Company was predominantly inactive, the management of BloggerWave ApS became the management of the Company, and the stockholders of BloggerWave ApS gained majority control of the shares of the Company.

As a condition of the completion of the merger transaction, 3.0 million shares were to be issued to the management of BloggerWave ApS, with an additional 5.0 million shares to be issued to the shareholders of BloggerWave ApS.  Upon subsequent review of the stockholder records, the 5.0 million shares were never issued in accordance with the terms of the merger agreement.  The management of the Company is of the opinion that such shares should be shown as issuable as of September 30, 2009, to comply the terms of the share exchange agreement.  The financial statements as of September 30, 2009, and December 31, 2009, will be revised to include this term of the merger agreement and subsequent disposition of the 5.0 million shares.  The impact of the adjustment related to the issuance of 5.0 million shares will increase the number of shares outstanding by 5.0 million (35.0 million shares post forward stock split), common stock – par value by $5,000, and increase the discount on common stock by the same amount.  The weighted average number of common shares outstanding during the periods will also be adjusted accordingly.

Further, upon review of the financial statements included in the 10-K as of September 30, 2009, and the transitional 10-K as of December 31, 2009, the amounts presented in the statements for the periods ended September 30, 2008, and December 31, 2008, include those of Elevated Concepts, Inc.  These two presentations of financial statements will be revised and presented in amended filings with the SEC to conform to the reverse merger guidelines for the presentation of prior period information pertaining to the operations of the acquired entity.  The revisions to the financial statements will primarily impact the fiscal 2008 financial presentation in order to recognize the operations of BloggerWave ApS for that fiscal period.

March 31, 2010

As a result of the aforementioned restatement to the financials for the year ended September 30, 2009, and the transition period ended December 31, 2009, the financial statements for the quarter ended March 31, 2010, will be adjusted and restated.

June 30, 2010

As a result of the aforementioned restatement to the financials for the year ended September 30, 2009, and the transition period ended December 31, 2009, the financial statements for the quarter ended March 31, 2010, will be adjusted and restated.

Our chief executive officer and chief financial officer, under authority granted to them by the Board of Directors, discussed all of the foregoing and reviewed it with Davis Accounting Group P.C. and M&K CPAS, PLLC, our independent registered public accounting firms for the periods mentioned above.

The Company anticipates filing corrected financial information for the years ended September 30, 2009, and December 31, 2009, and the subsequent periods ended March 31, 2010, and June 30, 2010, in a timely manner, but in any event prior to November 22, 2010.  However, the time required to complete the restatement cannot be stated with certainty at this time and will depend, in part, upon completion of the audit of the restatement by Davis Accounting Group P.C.

Upon filing the restatements for the periods indicated above, we believe that we will have fully addressed all the comments in the Comment Letter.  However, the Staff will review the restatements prior to finalizing the comment letter process.  In addition, all of our current and future filings remain subject to scrutiny by the Staff.

Until we have reissued the restated results for the applicable periods discussed above, investors and other users of our filings with the SEC are cautioned not to rely on our financial statements in question, to the extent that they are affected by the accounting issues described above.

Certain statements included in Item 4.02 of this Current Report on Form 8-K, which are not historical facts, are forward-looking statements such as statements about the resolution of SEC comments and the filing of amended periodic reports to reflect the restatement.  Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this Current Report.  These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the SEC; also including, but not limited to, the outcome of the SEC's review process, higher than expected charges after completing the restatement process, and delays in filing amended periodic reports for the affected periods due to our efforts to complete the restatement and respond to SEC comments, any or all of which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   November 1, 2010

BLOGGERWAVE INC.

By:  /s/ Ulrik Svane Thomsen

Ulrik Svane Thomsen

Chief Executive Officer